UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Appointment of Director, Departure of Director

On March 10, 2014, the Company’s Board has appointed Matthew Chadwick and the Company entered into a Management Agreement with Matthew Chadwick as Senior Vice President of Marijuana Operations. The initial term of this agreement shall begin on the date of execution of this agreement and continue for six months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days notice. In consideration for the services the Company will pay CAD$25,000 per month. The terms of the contract include the following:

  to consult with and advise Company and assist in developing appropriate due diligence procedures and materials for evaluation of commercial scale marihuana production (“MMJ”) operations; and

  to assist the Company in project management and development of MMJ facilities across Canada and those areas with the United States of America where such activities are in compliance with law, such activity to include but not be limited to plant layout, air flow design, feeding schedules and optimization, lighting schedule and design, timeliness of cultivation procedures, and in general all things necessary to successfully grow and cultivate marihuana plants; and

  to provide advice and assistance to Company operations on a limited, as-available basis, to likewise optimize those MMJ facilities owned in whole or in part by the Company.

On March 10, 2014, the Board of Directors accepted the resignation of Greg Dawson as Director of the Company.

On March 11, 2014, Robert Chadwick and Clayton Newbury have joined the Company as advisors and have been paid a $1,000 honorarium each. Robert Chadwick will be issued a onetime 100,000 common shares of the Company. On April 14, 2011, the Company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on March 11, 2014, the Company has granted 100,000 stock options to Robert Chadwick with an exercise price of $0.68, 50,000 stock options vested immediately, 50,000 stock options vested on September 11, 2014, expiring March 11, 2019. The Company also granted options to Clayton Newbury with an exercise price of $0.68, 50,000 stock options vested immediately, 50,000 stock options vested on September 11, 2014, expiring March 11, 2019.

As per the terms of the Joint Venture Agreement dated January 16, 2014 with World of Marihuana Productions Ltd., the Company made a payment of US$200,000 and issued 1,000,000 to 0984329 B.C. LTD, the Company now owns 31% of World of Marihuana Productions Ltd.

As per the Joint Venture Agreement, the Company issued 1,000,000 common stock of the Company to 0984329 B.C. LTD. at a deemed price of $0.68 and 100,000 common stock of the Company to Robert Chadwick. The Company issued the units two (2) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Agreement and appointments is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Management Agreement dated March 10, 2014
10.2	Stock Option Agreements dated March 11, 2014 (2)
99.1	Press Release dated March 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2014

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director